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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-45116), Form S-4 (No. 333-48700) and Form S-8 (No.'s 33-28309, 33-56932, 33-89862, 33-89864, 333-76245, 333-84583, 333-37154,
333-62774 and 333-76728) of Plexus Corp. and subsidiaries of our report dated October 24, 2002, except for certain information in Notes 4 and 14 as to which the date is December 13, 2002, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Milwaukee, WI
December 18, 2002